UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2012

iGo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-30907	86-0843914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

17800 North Perimeter Dr., Suite 200,

Scottsdale, Arizona 85255

(Address of principal executive offices, including zip code)

(480) 596-0061

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Public Accountant.

On October 12, 2012, iGo, Inc. (the “Company”) engaged Moss Adams LLP (“Moss Adams”) to serve as its independent registered public accounting firm.

During the Company’s two most recent fiscal years and the subsequent interim period preceding the engagement of Moss Adams, neither the Company nor anyone on its behalf consulted Moss Adams regarding either:

(i)	the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided by Moss Adams that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or

(ii)	any matter that was either the subject of a “disagreement” as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instrutions to Item 304 of Regulation S-K, or a “reportable event” as defined in Item 304(a)(1)(v) of Regulation S-K, respectively.

The decision to appoint Moss Adams as the Company’s registered public accounting firm was approved by the Company’s Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGO, INC.

Date: October 17, 2012	By:	/s/ Michael D. Heil
Michael D. Heil President and Chief Executive Officer